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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       DATE OF REPORT:  JANUARY 16, 1998


                         MORRISON KNUDSEN CORPORATION

                        Commission File Number 1-12054


                            A Delaware corporation

                  IRS Employer Identification No. 33-0565601


                  MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729

                                 208/386-5000
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Item 5.  Other Material Important Events.

Notification to Holders of Series A Preferred Stock
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Morrison Knudsen Corporation (the "Company") and the Internal Revenue Service
(the "IRS") have reached verbal agreement with respect to the interest rate calculation in connection with certain tax refunds including those that relate to the Company's Series A Preferred Stock. While the statements made by the IRS Case Manager are not binding upon the IRS, and the Company cannot give assurance that further delays will not be encountered, the Company is unaware at this time of any issues which would delay the payment of the refunds beyond the first calendar quarter of 1998.

If no delays or reductions occur, the amount which the Company expects to receive from the IRS during the first calendar quarter which relates to Foreign Tax Credit Refunds, as that term is defined in the Disclosure Statement which the Company filed during 1996 with the U.S. Bankruptcy Court, will be sufficient to fully redeem the Company's Series A Preferred Stock on April 15, 1998.


                                   Signature
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    MORRISON KNUDSEN CORPORATION


January 16, 1998                            /s/ Stephen G. Hanks
                                    By:_______________________________
                                       Stephen G. Hanks
                                       Executive Vice President, Chief
                                       Legal Officer and Secretary